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                                                               EXHIBIT 3(a)(iv)



                           SECOND AMENDED AND RESTATED

                          REGISTRATION RIGHTS AGREEMENT

                           DATED AS OF APRIL __, 2002

                                      AMONG

                               TCI SOLUTIONS, INC.

                                       AND

                THE OTHER PERSONS IDENTIFIED ON SCHEDULE I HERETO


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                           SECOND AMENDED AND RESTATED
                          REGISTRATION RIGHTS AGREEMENT

              This SECOND AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT, dated as of April __, 2002 (the "AGREEMENT"), is entered into by and among TCI Solutions, Inc., a Delaware corporation (the "COMPANY"), the holders of the Company's Series A Redeemable Convertible Participating Preferred Stock listed on Schedule I hereto (the "SERIES A INVESTORS"), the holders of the Company's Series B Redeemable Convertible Participating Preferred Stock listed on Schedule I hereto (the "SERIES B INVESTORS") and the holders of warrants to purchase the Company's Common Stock listed on Schedule I hereto (the "COMMON STOCK INVESTORS") (such Persons being referred to herein as "PURCHASERS"). Capitalized terms used herein without definition shall have the meanings set forth in
Section 1 of this Agreement.

                                    RECITALS

              WHEREAS, the Company, the Series A Investors and the Series B Investors (other than Blue Chip Capital Fund IV Limited Partnership ("BLUE CHIP") entered into that certain Amended and Restated Registration Rights Agreement dated as of December 21, 2001 (the "AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT");

              WHEREAS, the Company and the Series B Investors have entered into a Stock Purchase Agreement dated December 21, 2001 (the "STOCK PURCHASE AGREEMENT"), pursuant to which the Company has issued Series B Redeemable Convertible Participating Preferred Stock (the "SERIES B PREFERRED STOCK") to the Series B Investors;

              WHEREAS, the Company will sell shares of the Series B Preferred Stock to Blue Chip and certain other Purchasers at the closing (the "CLOSING") to be held on April ___, 2002, pursuant to the Stock Purchase Agreement, and has agreed to include Blue Chip as a party to this Agreement and as a Series B Investor;

              WHEREAS, the Company has issued to the Common Stock Investors, warrants to purchase Common Stock pursuant to a letter agreement dated June 12, 2001 and has agreed to provide for certain registration rights to shares of Common Stock issued upon the exercise of such warrants; and

              WHEREAS, the Company, the Series A Investors, the Series B Investors and the Common Stock Investors desire to amend and restate the Amended and Restated Registration Rights Agreement in its entirety as set forth herein.

                                    AGREEMENT

              THEREFORE, the parties hereto agree as follows:

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              1. Definitions.

              As used in this Agreement, the following capitalized terms shall have the following meanings:

              "Business Day" shall mean any day other than a Saturday, Sunday or other day on which banks are required or permitted to close in the State of New York.

              "Commission" shall mean the Securities and Exchange Commission.

              "Common Stock" means the common stock, $0.001 par value per share, of the Company.

              "Demand Registration" shall have the meaning assigned to such term in Section 3 hereof.

              "Exchange Act" shall mean the Securities Exchange Act of 1934 or any successor Federal statute, and the rules and regulations of the Commission promulgated thereunder, all as the same shall be in effect from time to time.

              "Holder" shall mean a Purchaser, or its transferee, who is the record owner of Registrable Securities or has the right to acquire such Registerable Securities upon the conversion of Preferred Stock. "Holder" shall not mean a Common Stock Investor.

              "Material Transaction" shall mean any material transaction in which the Company or any of its subsidiaries proposes to engage or is engaged, including a purchase or sale of assets or securities, financing, merger, consolidation, tender offer or any other transaction that would require disclosure pursuant to the Exchange Act, and with respect to which the Board of Directors of the Company reasonably has determined in good faith that compliance with this Agreement may reasonably be expected to either materially interfere with the Company's or such subsidiary's ability to consummate such transaction in a timely fashion or require the Company to disclose material, non-public information prior to such time as it would otherwise be required to be disclosed.

              "Participant" shall mean a Person participating in an offering of Securities pursuant to this Agreement.

              "Person" shall mean an individual, partnership, corporation, limited liability company, business trust, joint state company trust, unincorporated organization, joint venture, a government authority or other entity of whatever nature.

              "Preferred Stock" means the Series A Redeemable Convertible Participating Preferred Stock, $0.001 par value per share, of the Company and the Series B Redeemable Convertible Participating Preferred Stock, $0.001 par value per share, of the Company.

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              "Prospectus" shall mean the prospectus included in any
Registration Statement, as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments to the Registration Statement of which such Prospectus is a part, and all material incorporated by reference in such Prospectus.

              "Registrable Securities" shall mean the Securities, but only so long as they remain Restricted Securities.

              "Registration Statement" means any registration statement of the Company that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such Registration Statement, including post-effective amendments, all exhibits, and all material incorporated by reference in such Registration Statement.

              "Restricted Securities" means the Securities unless and until, in the case of any such Securities, (i) they have been effectively registered under the Securities Act and disposed of in accordance with the Registration Statement covering them, (ii) they are distributed to the public pursuant to Rule 144 (or any similar provision then in force) under the Securities Act, or (iii) they are otherwise freely transferable without restriction under the Securities Act, and the holders thereof have delivered an opinion of their legal counsel to such effect in form and substance reasonably satisfactory to the Company.

              "Securities" shall mean (i) any and all shares of Common Stock issued to Purchasers or their transferees or that may be issued upon the conversion of the Preferred Stock and any such shares of Common Stock issued pursuant to, or issued upon the exercise or conversion of securities issued pursuant to, the exercise of any right or option granted under that certain Amended and Restated Stockholders Agreement dated December 21, 2001, as amended from time to time and (ii) any and all shares of Common Stock that may be issued to the Common Stock Investors upon the exercise of the Warrants.

              "Securities Act" shall mean the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.

              "Warrants" shall mean those certain warrants to purchase shares of Common Stock listed on Schedule II hereto.

              2. Securities Subject to this Agreement. The Securities entitled to the benefits of this Agreement are the Registrable Securities.

              3. Demand Registration.

              (a) Request for Registration. Subject to the provisions of Section 3(b) hereof and at any time after the second anniversary of the date of this Agreement, one or more Holders

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owning in the aggregate in excess of 25% of the issued and outstanding
Registrable Securities held by Holders may make a written request to the Company to file a Registration Statement covering the registration of Registrable Securities with an anticipated aggregate offering price to the public of not less than Five Million Dollars ($5,000,000) (a "DEMAND REGISTRATION"). If, however, the Company shall furnish to the Holder or Holders requesting a Demand Registration pursuant to this Section 3 a certificate signed by the President of the Company stating that the Company is engaged in a Material Transaction, the Company shall have the right to defer such filing for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders requesting such Demand Registration; provided, however, that the Company may not utilize this right more than once in any twelve (12) month period. Unless the Company shall elect to defer the Demand Registration as provided in the previous sentence, upon receipt of such Demand Registration request, the Company shall within five (5) Business Days after receipt of such request, give written notice (the "DEMAND NOTICE") of such request to all other Holders and will include in such Registration Statement all Registrable Securities with respect to which the Company receives written requests for inclusion therein within twenty (20) Business Days after it gives the Demand Notice to the applicable Holders. Unless the Holder or a majority of the Holders (based on the number of shares of Registrable Securities) demanding the Demand Registration shall agree in writing, no other party, including the Company (but excluding another Holder of Registrable Securities who has complied with this Section 3) shall be permitted to offer Securities under any such Demand Registration. No Holder of Registrable Securities shall be permitted to exercise any piggyback rights under Section 4 of this Agreement with respect to any Demand Registration.

              (b) Number of Registrations. Subject to the provisions of Section 3(c) with respect to additional Demand Registrations in the event of a cut-back on the number of shares of Registrable Securities that a Holder may sell in a Demand Registration, the Holders are entitled to in the aggregate two (2) Demand Registrations regardless of the Person or Persons making demand; provided, however, that the Company shall not be obligated to effect a Demand Registration
(i) during the one hundred eighty (180) day period commencing with the effective date of the Company's first firm commitment underwritten public offering of its Common Stock registered under the Securities Act (the "INITIAL OFFERING") or
(ii) if within thirty (30) days of receipt of a Demand Registration request pursuant to Section 3(a) hereof, the Company gives notice to the Holders of the Company's intention to make its Initial Offering within ninety (90) days. Except as set forth in Section 9, the Company shall not be deemed to have effected a Demand Registration unless and until such Demand Registration is declared effective.

              (c) Priority on Demand Registrations. If the managing underwriter or underwriters of a Demand Registration (or in the case of a Demand Registration not being underwritten, Holders owning a majority of the Registrable Securities that are participating in such Demand Registration) advise the Company in writing that in its or their opinion the principal amount and/or number of Securities proposed to be sold in such Demand Registration exceeds the principal amount and/or number of Securities that can be sold in such offering without an adverse effect on such offering, the Company will include in such Demand Registration only the number of Registrable Securities which, in the opinion of such underwriter or underwriters (or Holders, as the case may be) can be sold, selected pro rata among the Holders which have requested to be included in such Demand Registration; provided, that if any Holder has requested inclusion in such Demand Registration and all Registrable Securities which such Holder has requested to be included in such Demand Registration pursuant to this Section 3 are not so included, such Holder shall be entitled to an additional Demand Registration hereunder (with all expenses of registration relating to such additional Demand Registration to be born by the Company) on the same terms and conditions as would have applied to such Holder had such earlier Demand Registration not been made.

              (d) Selection of Underwriters and Counsel. If any Demand Registration is an underwritten offering with respect to any issue of Registrable Securities, the Holders of a majority of such Registrable Securities to be included in such Demand Registration will select (i) the investment banker or bankers and manager or managers of nationally recognized standing to administer the offering subject to the consent of the Company, such consent not to be unreasonably withheld, and (ii) one counsel to the sellers of such Registrable Securities in such offering. The right of any Holder to registration shall be conditioned upon such Holder's participation in such underwriting. The Holders of the Registrable Securities to be registered shall pay all underwriting discounts and commissions of such investment banker or bankers and manager or managers. The Company shall pay the reasonable fees and expenses of one such counsel to the sellers of such Registrable Securities incurred in connection with reviewing and otherwise acting in connection with the Registration Statement relating to such Demand Registration.

              4. Piggyback Registration Rights.

              (a) If the Company at any time or from time to time subsequent to the date of this Agreement proposes to register any securities under the Securities Act either for its own account or the account of any selling security holders (other than pursuant to (i) a registration statement on Forms S-4 or S-8 or any successor or similar forms, (ii) a registration relating solely to a Commission Rule 145 offering, or (iii) a registration on any form that does not permit secondary sales), it will give written notice (a "PIGGYBACK NOTICE") to each of the Holders and the Common Stock Investors of its intention at least twenty (20) Business Days in advance of the filing of any Registration Statement with respect thereto. Upon the written request of any of the Holders or the Common Stock Investors to include their Registrable Securities in any such registration given within fifteen (15) Business Days after receipt of such Piggyback Notice, the Company, subject to Section 4(b) below, will use its best efforts to include in such registration, and in any underwriting involved therein, all the Registrable Securities included in such request. Notwithstanding the foregoing, no stockholder of the Company shall be granted piggyback registration rights which would reduce the number of Registrable Securities includable by the Holders in such registration without the consent of the Holders of at least 66.7% of the Registrable Securities then outstanding.

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              (b) Underwritten Offerings.

                     (i) In the case of an underwritten offering by the Company of securities, each Participant shall, with respect to the Registrable Securities that such Participant then desires to sell, enter into an underwriting agreement with the same underwriters engaged by the Company with respect to securities being offered by the Company and cause such underwriters to include in any such underwriting all of the Registrable Securities that a Participant then desires to sell; provided, however that such underwriting agreement is in substantially the same form as the underwriting agreement that the Company enters into in connection with the primary offering it is making.

                     (ii) If the managing underwriter with respect to such
              underwritten offering requests in writing that the number of securities to be offered by selling security holders be reduced because in the judgment of the managing underwriter the offering would be materially and adversely affected, then such securities shall be reduced by such amount as the managing underwriter may determine in writing so as to not materially and adversely affect the proposed offering, which reduced number of securities shall be included in the offering selected, first, from the Company, second, from the Holders participating in such offering, as nearly as possible pro rata, based on the number of Registrable Securities such Holders have requested to be included therein, and, next, to the extent available, among the Common Stock Investors and any other selling security holders. Notwithstanding the foregoing, unless the registration is with respect to the Company's Initial Offering in which shares are sold only for the account of the Company, the Registrable Securities to be sold by the Holders shall not be reduced below thirty percent (30%) of the total amount of securities included in such registration.

              (c) The Holders of a majority of the Registrable Securities of Holders to be included in such registration will select one counsel to the sellers of such Registrable Securities in such offering. The Company shall pay the reasonable fees and expenses of one such counsel to the sellers of such Registrable Securities incurred in connection with reviewing and otherwise acting in connection with the Registration Statement relating to such offering.

              5. Form S-3 Registration. In case the Company shall receive from any Holder or Holders of Registrable Securities a written request or requests that the Company effect a registration on Form S-3 (or any successor to Form S-3) or any similar short-form registration statement and any related qualification or compliance with respect to all or a part of the Registrable Securities owned by such Holder or Holders, the Company will:

              (a) promptly give written notice of the proposed registration, and any related qualification or compliance, to all other Holders of Registrable Securities; and

              (b) as soon as practicable, effect such registration and all such qualifications and compliances as may be so requested and as would permit or facilitate the sale and distribution of all or such portion of such Holder's or Holders' Registrable Securities as are specified in such request, together with all or such portion of the Registrable Securities of any other Holder or Holders joining in such request as are specified in a written request given within fifteen (15) days after receipt of such written notice from the Company; provided, however, that the Company shall not be obligated to effect any such registration, qualification or compliance pursuant to this Section 5:

                     (i) if Form S-3 is not available for such offering by the
              Holders, or

                     (ii) if the Holders, together with the holders of any other securities of the Company entitled to inclusion in such registration, propose to sell Registrable Securities and such other securities (if any) at an aggregate price to the public of less than Five Hundred Thousand Dollars ($500,000), or

                     (iii) if the Company shall furnish to the Holders a
              certificate signed by the President of the Company stating that, in the good faith judgment of the Board of Directors of the Company, a material acquisition or distribution by the Company is being negotiated or has been publicly announced or such registration would have a material detrimental effect on the Company, in which event the Company shall have the right to defer the filing of the Form S-3 Registration Statement for a period of not more than ninety (90) days after receipt of the request of the Holder or Holders under this Section 5; provided, that such right to delay a request shall be exercised by the Company not more than once in any twelve (12) month period.

              (c) Subject to the foregoing, the Company shall file a Form S-3 Registration Statement covering the Registrable Securities and other securities so requested to be registered as soon as practicable after receipt of the request or requests of the Holders. Registrations effected pursuant to this
Section 5 shall not be counted as demands for registration or registrations effected pursuant to Sections 3 or 4, respectively. Subject to the provisions of Sections 5(b) and 14 hereof, the Holders shall be entitled to an unlimited number of demand registrations on Form S-3.

              6. Information. Upon making a request pursuant to Sections 3, 4 or 5, the Participant shall specify the number of shares of Registrable Securities to be registered on its behalf and the intended method of disposition thereof, provided, however, that if, upon making a request pursuant to Section 3, the Holders of a majority of the Registrable Securities included in such request for registration specify one particular type of underwritten offering, such method of disposition shall be the type of underwritten offering or a series of such underwritten offerings used in connection with the disposition of the Securities pursuant to such Registration Statement as the Holders of a majority of the Registrable Securities included in such registration may elect during the time period the Registration Statement is effective.


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

              The Company may require the Participants to furnish to the Company such information in writing regarding themselves and the distribution of Registrable Securities as the Company may from time to time reasonably request in writing in order to comply with the Securities Act. The Participants agree to supply the Company as promptly as practicable with such information and to notify the Company as promptly as practicable of any inaccuracy or change in information they have previously furnished to the Company.

              7. Post-Effective Amendment to Registration Statement. Each Holder and Common Stock Investor agrees that if the Company determines that there are material developments that the Company determines require the filing of a post-effective amendment to a Registration Statement, then each Holder and Common Stock Investor agrees to refrain from selling any Registrable Securities until the post-effective amendment is declared effective. The Company agrees to file and attempt to have declared effective such post-effective amendment as soon as possible.

              8. Registration Procedures. If and whenever the Company is required by the provisions of Sections 3 or 5 to effect a registration under the Securities Act and whenever Holders or the Common Stock Investors have requested inclusion in a Company's Registration under Section 4, the Company will, at its expense, as expeditiously as practicable, but in no event later than 30 days after receipt of a request for registration pursuant to the terms of Sections 3, 4 or 5:

              (a) In accordance with the Securities Act and the rules and regulations of the Commission, use best efforts to prepare and file with the Commission a Registration Statement in the form of an appropriate registration statement with respect to the Registrable Securities and use its best efforts to cause such Registration Statement to become and remain continuously effective until the earlier of (i) that date that all of the Registrable Securities covered by such Registration Statement have been sold in accordance with the intended methods of disposition of the seller or sellers set forth in such Registration Statement and (ii) one year after such Registration Statement has been declared effective, provided that if for any portion of such one-year period the Registration Statement is not effective or if Holders and Common Stock Investors are required to refrain from selling Registrable Securities pursuant to Section 7, then such one year requirement for maintaining the effectiveness of the Registration Statement shall be extended by the length of such interruption(s), and shall prepare and file with the Commission such amendments to such Registration Statement and supplements to the Prospectus contained therein as may be necessary to keep such Registration Statement effective and such Registration Statement and Prospectus accurate and complete during such period;

              (b) Furnish to each Participant in such registration such reasonable number of copies of the Registration Statement and Prospectus and such other documents as such Participant may reasonably request in order to facilitate the public offering of the Registrable Securities;

              (c) Use its best efforts to register or qualify the Securities covered by such Registration Statement under such state securities or blue sky laws of such jurisdictions as such

Participants may reasonably request, provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Securities;

              (d) Notify the Participants in such registration, promptly after it shall receive notice thereof, of the date and time when such Registration Statement and each post-effective amendment thereto has become effective or a supplement to any Prospectus forming a part of such Registration Statement has been filed;

              (e) Notify the Participants in such registration promptly of any request by the Commission for the amending or supplementing of such Registration Statement or Prospectus or for additional information;

              (f) Prepare and file with the Commission, promptly upon the request of any Participant in such registration, the Registration Statement and any amendments or supplements to such Registration Statement or Prospectus that, in the reasonable opinion of counsel for such Participants, is required under the Securities Act or the rules and regulations thereunder in connection with the distribution of the Securities by such Participants or to otherwise comply with the requirements of the Securities Act and such rules and regulations;

              (g) Prepare and promptly file with the Commission and promptly notify the Participants in such registration of the filing of such amendments or supplements to such Registration Statement or Prospectus as may be necessary to correct any statements or omissions if, at the time when a Prospectus relating to such Securities is required to be delivered under the Securities Act, any event has occurred as the result of which any such Prospectus or any other Prospectus then in effect may include an untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

              (h) Advise the Participants in such registration, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for that purpose and promptly use its best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

              (i) Otherwise use its best efforts to comply with all applicable rules and regulations of the Commission, and make generally available to the Company's security holders earnings statements satisfying the provisions of
Section 11(a) of the Securities Act, no later than forty-five (45) days after the end of any twelve (12) month period (or ninety (90) days, if such a period is a fiscal year) beginning with the first month of the Company's first fiscal quarter commencing after the effective date of a Registration Statement;

              (j) Not file any amendment or supplement to such Registration Statement or Prospectus to which a majority in interest of the Participants in such registration has reasonably objected on the grounds that such amendment or supplement does not comply in all material respects with the requirements of the Securities Act or the rules and regulations thereunder, after having been furnished with a copy thereof at least three (3) Business Days prior to the filing thereof unless the Company shall have obtained an opinion of counsel that such amendment is required under or is advisable in view of the Securities Act or the rules or regulations adopted thereunder in connection with the distribution of Securities by the Company or the Participants;

              (k) Make available for inspection by any Participant, any underwriter participating in any disposition pursuant to such Registration Statement and any attorney, accountant or other agent retained by any such Participant or underwriter (collectively, the "INSPECTORS"), all pertinent financial, business and other records, pertinent corporate documents and properties of the Company (collectively, the "RECORDS"), as shall be reasonably necessary to enable them to exercise their due diligence responsibility, and cause the Company's officers, directors and employees to supply all information (together with the Records, the "INFORMATION") reasonably requested by any such Inspector in connection with such Registration Statement (and any of the Information which the Company determines in good faith to be confidential, and of which determination the Inspectors are so notified, shall not be used by such Participant or such Inspector for any purpose other than exercise of such due diligence responsibility and shall not be disclosed by the Inspectors unless (A) the disclosure of such Information is necessary to avoid or correct a material misstatement or omission in the Registration Statement, (B) the release of such Information is ordered pursuant to a subpoena or other order from a court of competent jurisdiction, (C) such Information has been made generally available to the public or (D) the Participant agrees that it will, upon learning that disclosure of such Information is sought in a court of competent jurisdiction, give notice to the Company and allow the Company, at the Company's expense, to undertake appropriate action to prevent disclosure of the Information deemed confidential);

              (l) Use its best efforts to obtain from its independent certified public accountants a "cold comfort" letter in customary form and covering such matters of the type customarily covered by cold comfort letters;

              (m) Use its best efforts to obtain, from its counsel, an opinion or opinions in customary form (which shall also be addressed to the Participants selling Registrable Shares in such registration);

              (n) Provide a transfer agent and registrar (which may be the same entity and which may be the Company) for such Registrable Securities;

              (o) Issue to any underwriter to which any Participant may sell Registrable Securities in such offering certificates evidencing such Registrable Securities;

              (p) List such Registrable Securities on any national securities exchange on which any securities of the Common Stock are listed or, if the Common Stock is not listed on a national securities exchange, use its best efforts to qualify such Registrable Securities for inclusion on the automated quotation system of the National Association of Securities Dealers,

Inc. (the "NASD"), National Market System ("NMS"), or such other national securities exchange as the Participants shall request; and

              (q) use its best efforts to take all other steps necessary to effect the registration of such Registrable Securities contemplated hereby.

              9. Expenses of Registration. Except as provided in the following sentence, all expenses of the Company incident to the Company's performance of or compliance with the provisions of Sections 3 through 8 of this Agreement shall be borne by the Company including without limitation:

              (a) All registration and filing fees (including expenses relating to filings with NASD Regulation, Inc. and excluding underwriting discounts and commissions);

              (b) Fees and expenses of compliance with all securities or blue sky laws (including fees and disbursements of counsel for the Company in connection with blue sky qualifications of the Registrable Securities); provided, however that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation in any jurisdiction in which it is not so qualified or to subject itself to taxation in connection with any such registration or qualification of such Registrable Securities;

              (c) Printing, messenger, telephone and delivery expenses; and

              (d) Fees and disbursements of counsel for the Company and its independent auditors.

If the Holders request a Demand Registration pursuant to Section 3 of this Agreement and thereafter voluntarily withdraw such request, which withdrawal shall be made by Holders of a majority of such Registrable Securities requested to be included in such Demand Registration, the Holders requesting such Demand Registration shall bear the expenses of the Company referred to in the preceding sentence in connection with such request (pro rata based on the number of Registrable Securities included in such Demand Registration)(and such request and any actions by the Company pursuant thereto shall not be counted as one of the Demand Registrations to which the Holders are entitled under this Agreement), unless, by notice to the Company, the Holders of a majority of the Registrable Securities elect to have such request count as one of the Demand Registrations to which the Holders are entitled hereunder, in which case all of the Company's expenses in connection with such request shall be borne by the Company.

              Nothing in this Section 9 shall be deemed to require the Company to pay or bear any fees or expenses of any Participant's attorneys (except as specifically set forth herein) or accountants or any other personal expenses or any underwriting discounts, selling commissions or similar fees of the Participants if such registration results in an underwritten public offering of all or any portion of the Registrable Securities.

              10. Indemnification and Contribution.

              (a) Indemnification by the Company. Whenever, pursuant to Sections 3, 4 or 5, a Registration Statement relating to the Registrable Securities is filed under the Securities Act, the Company will (except as to matters covered by Section 10(b) hereof) indemnify and hold harmless each Participant in the registration, each of their partners, members, officers, directors and employees, each underwriter of Registrable Securities, and each Person, if any, who controls any such Person within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act (collectively, the "PARTICIPANT INDEMNITEES" and, individually, a "PARTICIPANT INDEMNITEE"), against any losses, claims, damages or liabilities, joint or several, to which such Participant Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, unless
(i) any such statement or omission is based on written information provided by the Participant Indemnitee, or a representation of a Participant Indemnitee, that such Participant Indemnitee has requested be included in such Registration Statement or Prospectus or (ii) if such untrue statement or alleged untrue statement, omission or alleged omission is completely corrected in an amendment or supplement to the Prospectus and if, having previously been furnished by or on behalf of the Company with copies of the Prospectus as so amended or supplemented, such Participant Indemnitee thereafter fails to deliver such Prospectus as so amended or supplemented prior to or concurrently with the sale of a Registrable Security to the person asserting such loss, claim, damage, liability or expense who purchased such Registrable Security which is the subject thereof from such Participant Indemnitee, and will reimburse each Participant Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action.

              (b) Indemnification by Participants. Each Participant in such registration will indemnify and hold harmless the Company, each of its directors, each of its officers who has signed the Registration Statement and each other Person, if any, who controls the Company, each underwriter of Registrable Securities and each Person, if any, who controls the Company or any such underwriter within the meaning of Section 15 of the Securities Act and
Section 20 of the Exchange Act (collectively, the "COMPANY INDEMNITEES" and, individually, a "COMPANY INDEMNITEE") and each other Participant Indemnitee against all losses, claims, damages or liabilities, joint or several, to which any of the Company Indemnitees or the other Participant Indemnitees may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of any material fact contained in such Registration Statement, or Prospectus contained therein, or any amendment or supplement thereto, or arise out of or are based upon the omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, but only if, and to the extent that, such statement or omission is based on written information provided by the Participant or a representation of such Participant, that such Participant has requested be included in such Registration Statement or Prospectus, and will reimburse each Company Indemnitee or other Participant Indemnitee for all legal or other expenses reasonably incurred by it in connection with investigating or defending against such loss, claim, damage, liability or action; provided, however, that the maximum amount of liability in respect of such indemnification (including, but not limited to, attorneys' fees and expenses) shall be limited, in the case of each indemnifying Participant, to an amount equal to the net proceeds actually received by such indemnifying Participant from the sale of Registrable Securities under such Registration Statement.

              (c) Indemnification Procedures. Promptly after receipt by a Participant Indemnitee or a Company Indemnitee (collectively, "INDEMNITEES" and, individually, an "INDEMNITEE") under Section 10(a) or 10(b) hereof of notice of the commencement of any action, such Indemnitee will, if a claim in respect thereof is to be made against the indemnifying party under such clause, notify the indemnifying party in writing of the commencement thereof, but the omission so to notify the indemnifying party will not relieve the indemnifying party from any liability which it may have to any Indemnitee otherwise than under such clauses. In case any such action shall be brought against any Indemnitee, and it shall notify the indemnifying party of the commencement thereof, the indemnifying party shall be entitled to participate in, and, to the extent that it may wish, jointly with any other indemnifying party similarly notified, to assume the defense thereof, with counsel satisfactory to such Indemnitee, and after notice from the indemnifying party to such Indemnitee of its election to assume the defense thereof, the indemnifying party shall not be liable to such Indemnitee under such clause for any legal or other expenses subsequently incurred by such Indemnitee in connection with the defense thereof other than reasonable costs of investigation; provided, however, that the Indemnitee shall have the right to employ one counsel to represent such Indemnitee if, in the reasonable judgment of such Indemnitee, it is advisable for such party to be represented by separate counsel because separate defenses are available, or because a conflict of interest exists between such indemnified and indemnifying party in respect of such claim, and in that event the fees and expenses of such separate counsel shall be paid by the indemnifying party. Notwithstanding the foregoing, if the Company is an Indemnitee, the Company shall designate the one counsel, and in all other circumstances, the one counsel shall be designated by a majority in interest based upon the Registrable Securities of the Indemnitees. For purposes of this Section 10 the terms "control," and "controlling person" have the meanings which they have under the Securities Act.

              (d) Contribution. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an Indemnitee, then, subject to the limitations of Participants as provided in the last sentence of Section 10(b), the indemnifying party shall contribute to the amount paid or payable by the Indemnitee as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other from the registration or (ii) if the allocation provided by clause
(i) above is not permitted by applicable law, or provides a lesser sum to the Indemnitee than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the Indemnitee on the other but also the relative fault of the indemnifying party and the Indemnitee as well as any other relevant equitable considerations. The relative fault of the Company, on the one hand, and the Purchasers, on the other hand, shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Company or by the Purchasers and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. No Person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any Person who was not guilty of such fraudulent misrepresentation.

              11. Amendment and Modification. This Agreement may be amended, modified or supplemented in any respect only by written agreement by the Company and Holders owning two-thirds of the issued and outstanding shares of Registrable Securities held by Holders (provided that no such amendment shall unfairly discriminate against a particular Holder relative to the other Holders) and, only if their interests are adversely affected thereby, the Common Stock Investors. Any action taken by the Holders, as provided in this Section 11, shall bind all Holders and the Common Stock Investors.

              12. Limitation on Subsequent Registration Rights. After the date of this Agreement, the Company shall not, without the prior written consent of the Holders of at least 66.7% of the Registrable Securities then outstanding, enter into any agreement with any holder or prospective holder of any securities of the Company that would grant such holder registration rights senior to or pari passu with the registration rights of the Holders as provided in this Agreement.

              13. "Market Stand-Off" Agreement.

              (a) Each Holder hereby agrees that, without the prior written consent of the managing underwriter in the Company's Initial Offering, during the period commencing on the date of the final Prospectus relating to the Company's Initial Offering and ending on the date specified by the Company and the managing underwriter (such period not to exceed one hundred eighty (180) days), each Holder will not (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Securities (whether such shares or any such securities are then owned by the Holder or are thereafter acquired), or
(ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clause (i) or (ii) above is to be settled by delivery of Securities or such other securities, in cash or otherwise. The foregoing provisions of this Section 13(a) shall apply only to the Company's Initial Offering, shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement, and shall only be applicable to the Holders if all officers and directors and greater than one percent (1%) stockholders of the Company enter into similar agreements. The underwriters in connection with the Company's Initial Offering are intended third party beneficiaries of this Section 13(a) and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto.

              Each Holder agrees to execute and deliver such other agreements as may be reasonably requested by the Company or the underwriter which are consistent with the foregoing or which are necessary to give further effect thereto. The Company may impose stop-transfer instructions with respect to the shares of Common Stock (or other securities) subject to the foregoing restriction until the end of the applicable period.

              (b) If the Company at any time pursuant to Sections 3, 4 or 5 of this Agreement shall register under the Securities Act Registrable Shares held by Holders for sale to the public pursuant to an underwritten offering, the Company shall not, without the prior written consent of a majority of the Registrable Securities to be included in such registration, effect any public sale or distribution of securities similar to those being registered, or any securities convertible into or exercisable or exchangeable for such securities, for such period as shall be determined by the managing underwriters, which period shall not begin more than 10 days prior to the effectiveness of the Registration Statement pursuant to which such offering shall be made and shall not last more than 180 days after the closing of sale of Registrable Securities pursuant to such Registration Statement.

              14. Termination. The obligations of the Company to register the Registrable Securities under Sections 3, 4 and 5 for a Holder or Common Stock Investor shall terminate on such date after the closing of the Initial Offering, if, in the reasonable opinion of counsel to the Company, all shares of Registrable Securities held or entitled to be held upon conversion by such Holder or Common Stock Investor may immediately be sold in a three (3) month period without registration in compliance with Rule 144 under the Securities Act; provided, however, that the provisions of this Section 14 shall not apply to any Holder while such Holder owns more than 1% of the Company's outstanding capital stock.

              15. Governing Law. This Agreement and the rights and obligations of the parties hereunder shall be governed by, and construed and interpreted in accordance with, the laws of the State of Delaware, without giving effect to the choice of law principles thereof.

              16. Invalidity of Provision. The invalidity or unenforceability of any provision of this Agreement in any jurisdiction shall not affect the validity or enforceability of the remainder of this Agreement in that jurisdiction or the validity or enforceability of this Agreement, including that provision, in any other jurisdiction.

              17. Notices. All notices and other communications hereunder shall be in writing and, unless otherwise provided herein, shall be deemed duly given if delivered personally or four (4) days after deposit with the United States Post Office, by registered or certified mail (return receipt requested), postage prepaid, to the parties at the following addresses or (at such other address for the party as shall be specified by like notice):

              (a) If to the Company:

                    TCI Solutions, Inc.
                    17752 Skypark Circle, Suite 160
                    Irvine, California 92614
                    Attn: Lance Jacobs, President and Chief Executive Officer

                    or as the Company shall designate to the Purchasers in writing.

              with a copy to:

                    Paul, Hastings, Janofsky & Walker LLP
                    695 Town Center Drive, 17th Floor
                    Costa Mesa, California 92626-1924
                    Attn: William Simpson, Esq.

              (b) If to a Holder or a Common Stock Investor, as listed on the signature pages attached hereto or as such Holder shall designate to the Company in writing.

              18. Headings, Execution in Counterparts. The headings and captions contained herein are for convenience of reference only and shall not control or affect the meaning or construction of any provision hereof. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which together shall constitute one and the same instrument.

              19. Entire Agreement. This Agreement, including any exhibits hereto and the documents and instruments referred to herein and therein, embodies the entire agreement and understanding of the parties hereto in respect of the subject matter contained herein. There are no restrictions, promises, representations, warranties, covenants or undertakings, other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to such subject matter.

              20. Attorneys' Fees. If any legal action or any arbitration or other proceeding is brought for the enforcement of this Agreement, or because of an alleged dispute, breach, default or misrepresentation in connection with any of the provisions of this Agreement, the successful or prevailing party or parties shall be entitled to recover such reasonable attorneys fees and other costs incurred in that action or proceeding, in addition to any other relief to which it or they may be entitled, as may be ordered in connection with such proceeding.

              21. Successors and Assigns. This Agreement shall be binding upon the parties hereto and their successors and assigns.

              22. Transfer or Assignment of Rights. The rights of the Holders hereunder are only assignable and transferable to (i) any partner or retired partner of a Holder which is a partnership, (ii) any member or former member of any Holder which is a limited liability company, (iii) any stockholder of a Holder which is a corporation, (iv) any family member or trust for the benefit of an individual Holder, (v) any transferee who acquires at least 200,000 shares of Preferred Stock or Common Stock upon conversion thereof (as adjusted for stock dividends, splits, recapitalizations, combinations and the like after the date of this Agreement), or (vi) any affiliated venture capital fund of a Holder; provided, however, that such transferor shall, within ten (10) days after such transfer, furnish to the Company written notice of the name and address of such transferee or assignee and the securities with respect to which such rights are being assigned and such transferee shall agree to be subject to all restrictions and obligations set forth in this Agreement.

              23. Rule 144 Reporting. With a view to making available the benefits of certain rules and regulations of the Commission which permit the sale of the Registrable Securities to the public without registration, the Company agrees to:

                     (a) Make and keep public information available, as those terms are understood and defined in Rule 144 under the Securities Act, at all times from ninety (90) days following the effective date of the Initial Offering;

                     (b) Use its best efforts to file with the Commission in a timely manner all reports and other documents required of the Company under the Securities Act and the Exchange Act; and

                     (c) So long as a Holder or Common Stock Investor owns any Registrable Securities, furnish to the Holder or Common Stock Investor upon written request a written statement by the Company as to its compliance with the reporting requirements of the Securities Act and the Exchange Act, a copy of the most recent annual or quarterly report of the Company, and such other reports and documents so filed as a Holder or Common Stock Investor may reasonably request in writing to avail itself of any rule or regulation of the Commission allowing a Holder or Common Stock Investor to sell any such securities without registration.

                            (Signature pages follow)

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

              IN WITNESS WHEREOF, this Agreement has been signed by each of the parties hereto as of the date first above written.

                                   TCI SOLUTIONS, INC.


                                   By:  //s//  Lance Jacobs
                                      ------------------------------------------
                                      Lance Jacobs
                                      President and Chief Executive Officer

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   ENVIRONMENTAL & INFORMATION TECHNOLOGY
                                   PRIVATE EQUITY FUND III, a civil
                                   partnership with limitation of liability established under the laws of the Federal Republic of Germany

                                   By: Infrastructure and Environmental Private Equity Management, L.L.C., Its General Partner

                                   By: First Analysis IEPEF Management Company, III, L.L.C., A Member

                                   By:  First Analysis Corporation, A Member


                                   By:  //s// Mark Koulogeorge
                                        ----------------------------------------
                                        Name:  Mark Koulogeorge
                                        Title: Managing Director

                                   Address:    The Sears Tower
                                               Suite 9500
                                               233 South Wacker Drive
                                               Chicago, Illinois 60606
                                               Attn: Mark Koulogeorge

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE
                                   EQUITY FUND III, L.P.

                                   By: Infrastructure and Environmental Private Equity Management, L.L.C., Its General Partner

                                   By: First Analysis IEPEF Management Company, III, L.L.C., A Member

                                   By:  First Analysis Corporation, A Member


                                   By:  //s// Mark Koulogeorge
                                        ----------------------------------------
                                        Name:  Mark Koulogeorge
                                        Title: Managing Director

                                   Address:    The Sears Tower
                                               Suite 9500
                                               233 South Wacker Drive
                                               Chicago, Illinois 60606
                                               Attn: Mark Koulogeorge

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   ARGENTUM CAPITAL PARTNERS, L.P.

                                   By:  B.R. Associates, Inc,
                                        its General Partner


                                   By:  //s// Daniel Raynor
                                        ----------------------------------------
                                        Name:  Daniel Raynor
                                        Title: Chairman

                                   Address:    60 Madison Avenue
                                               Suite 701
                                               New York, New York 10010
                                               Attn: Daniel Raynor

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   ARGENTUM CAPITAL PARTNERS II, L.P.

                                   By:  Argentum Partners II, L.L.C.,
                                        its General Partner

                                   By:  Argentum Investments, L.L.C.,
                                        its Managing Member


                                   By:  //s// Daniel Raynor
                                        ----------------------------------------
                                        Daniel Raynor, Managing Member

                                   Address:    60 Madison Avenue
                                               Suite 701
                                               New York, New York 10010
                                               Attn: Daniel Raynor

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   TCI ACPII LIMITED PARTNERS, L.P.

                                   By:  Argentum Investments, L.L.C.,
                                        its Managing Member


                                   By:  //s// Daniel Raynor
                                        ----------------------------------------
                                        Daniel Raynor, Managing Member

                                   Address:    60 Madison Avenue
                                               Suite 701
                                               New York, New York 10010
                                               Attn:  Daniel Raynor

                                   GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA


                                   By:  //s//  Daniel Raynor
                                        ----------------------------------------
                                        Name: Daniel Raynor,
                                        Title:
                                              --------------

                                   Address:    60 Madison Avenue
                                               Suite 701
                                               New York, New York 10010
                                               Attn: Daniel Raynor


                                        //s// Mark Koulogeorge
                                   ---------------------------------------------
                                   MARK KOULOGEORGE

                                   Address:    Mark Koulogeorge
                                               The Sears Tower
                                               Suite 9500
                                               233 South Wacker Drive
                                               Chicago, Illinois 60606

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        //s// Alfred Morris, Jr.
                                   ---------------------------------------------
                                   ALFRED MORRIS, JR.


                                   INNOCAL II, L.P.

                                   By:  InnoCal Management II, L.P.
                                   Its: General Partner

                                        By:  //s// James Houlihan III
                                             -----------------------------------
                                        Name: James Houlihan III
                                        Its:  Managing Director

                                        Address:  600 Anton Blvd., Suite 1270
                                                  Costa Mesa, CA 92626

                                   PRODUCTIVITY FUND IV, L.P.

                                   By:  First Analysis Management Company IV
                                        L.L.C., its General Partner

                                   By:  First Analysis Venture Operations and
                                        Research, L.L.C., Managing Member

                                   By:  //s// Mark Koulogeorge
                                        ----------------------------------------
                                        Name:  Mark Koulogeorge
                                        Title: Managing Director/Member

                                   Address:    The Sears Tower
                                               Suite 9500
                                               233 South Wacker Drive
                                               Chicago, Illinois 60606
                                               Attn:  Mark Koulogeorge

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   PRODUCTIVITY FUND IV ADVISORS FUND, L.P.

                                   By:  First Analysis Management Company IV,
                                        L.L.C.
                                   Its: General Partner

                                        By:  First Analysis Venture Operations &
                                        Research, L.L.C.
                                        Its: Management Member

                                                By: //s//  Mark Koulogeorge
                                                    ----------------------------
                                                Name: Mark Koulogeorge
                                                Its: Managing Director/Member

                                   Address:     The Sears Tower
                                                Suite 9500
                                                233 South Wacker Drive
                                                Chicago, Illinois 60606
                                                Attn:  Mark Koulogeorge

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]


              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                   BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP

                                   By:  Blue Chip Venture Company, Ltd.


                                   By:  //s//  Todd G. Gardner
                                        ----------------------------------------
                                        Todd G. Gardner, Director

                                   Address:
                                           ---------------------------

                                           ---------------------------

                                           ---------------------------

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        THE WEINRESS GROUP

                                        //s// Stephen Weinress
                                        ----------------------------------------
                                        By:  Stephen Weinress
                                        Its:
                                             -----------------------------------

                                        //s// Gregory E. Presson
                                        ----------------------------------------
                                        Gregory E. Presson

                                        //s// Carl E. Frankson
                                        ----------------------------------------
                                        Carl E. Frankson

                                        //s// Andre D. Guardi
                                        ----------------------------------------
                                        Andre D. Guardi

                                        //s// Robert W. Campbell
                                        ----------------------------------------
                                        Robert W. Campbell

                                        //s// Paul J. Donnelly
                                        ----------------------------------------
                                        Paul J. Donnelly

                 [SIGNATURE PAGE TO SECOND AMENDED AND RESTATED
                         REGISTRATION RIGHTS AGREEMENT]

              IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                        //s// Patrick S. Bannister
                                        ----------------------------------------
                                        Patrick S. Bannister

                                        //s//  Douglas W. Dust
                                        ----------------------------------------
                                        Douglas W. Dust

                                   SCHEDULE I

SERIES A INVESTORS:
ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
MARK KOULOGEORGE
ALFRED MORRIS, JR.


SERIES B INVESTORS:
INNOCAL II, L.P.
PRODUCTIVITY FUND IV, L.P.
PRODUCTIVITY FUND IV ADVISORS FUND, L.P.
ENVIRONMENTAL & INFORMATION TECHNOLOGY PRIVATE EQUITY FUND III
INFRASTRUCTURE AND ENVIRONMENTAL PRIVATE EQUITY FUND III, L.P.
ARGENTUM CAPITAL PARTNERS, L.P.
ARGENTUM CAPITAL PARTNERS II, L.P.
TCI ACPII LIMITED PARTNERS, L.P.
MARK KOULOGEORGE
GUARANTEE & TRUST CO., TTEE DANIEL RAYNOR GTC IRA
BLUE CHIP CAPITAL FUND IV LIMITED PARTNERSHIP


COMMON STOCK INVESTORS:
THE WEINRESS GROUP
GREGORY E. PRESSON
CARL E. FRANKSON
ANDRE D. GUARDI
ROBERT W. CAMPBELL
PAUL J. DONNELLY
PATRICK S. BANNISTER
DOUGLAS W. DUST

                                   SCHEDULE II

                                        COMMON STOCK
COMMON STOCK INVESTOR                     WARRANTS
---------------------               ----------------------
Gregory E. Presson                         84,469
Carl E. Frankson                           84,469
The Weinress Group                         64,197
Patrick S. Bannister                       48,428
Andre D. Guardi                           316,211
Robert W. Campbell                          9,010
Paul J. Donnelly                            4,505
Douglas W. Dust                            64,469

TOTAL                                     675,757